SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) May 21, 1997
                                                          ------------




                          FIRST COLORADO BANCORP, INC.
                          ----------------------------
             (Exact name of Registrant as specified in its Charter)



        Colorado                     0-27126             84-1320788
------------------------------     -----------       -------------------
(State or Other Jurisdiction       (Commission         (IRS Employer
Jurisdiction of Incorporation)     File Number)      Identification No.)


215 South Wadsworth Boulevard, Lakewood, Colorado           80226
-------------------------------------------------         ----------
(Address of Principal Executive Offices)                  (Zip Code)




Registrant's telephone number, including area code: (303) 232-2121
                                                    --------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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                          FIRST COLORADO BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------



Item 5.  Other Events
         ------------

     The Registrant has signed a binding agreement dated May 21, 1997, ("Agreement") providing for the merger of Delta Federal Savings Bank, FSB, Delta, Colorado ("Delta") into First Federal Bank of Colorado ("FFBC"), a subsidiary of the Registrant. FFBC will purchase 100% of the outstanding stock of Delta. Each share of Delta Common Stock will be exchanged for Registrant Common Stock valued at $30.00. The number of shares of Registrant Common Stock to be exchanged for Delta Common Stock will be determined based upon the market price of the Registrant's Common Stock during the 20 trading days prior to the closing date. Based upon the price of the Registrant's Common Stock as of May 21, 1997, a total of 320,056 shares of Registrant Common Stock will be issued from treasury shares for the transaction. The transaction is expected to be accounted for as a purchase by the Registrant. The transaction is subject to certain contingencies including satisfaction of applicable federal regulatory requirements, approval by the shareholders of Delta, and completion of a due diligence examination. It is anticipate that the transaction will close during the forth quarter of 1997.

         A copy of a press release issued May 21, 1997 by the Registrant is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety. A copy of the Agreement signed on May 21, 1997 by the Registrant is attached hereto as Exhibit 99.2 and is incorporated herein by reference in its entirety.


Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits

         (c)      Exhibits:

                  99.1     Press Release dated May 21, 1997.

                  99.2     Agreement dated May 21, 1997.










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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  FIRST COLORADO BANCORP, INC.



Date: May 12, 1997                By: /s/Brian L. Johnson
                                      Brian L. Johnson
                                      Executive Vice President